CONSENT

     I, Sheila G. Corvino, hereby consent to the use of my opinion dated October 6, 2000, and my name under the caption "Legal Matters" in the Post-effective SB-2 Registration Statement and prospectus, and any amendments thereto, of Kingsgate Acquisitions, Inc. to be filed with the Securities and Exchange Commission.

                                             /s/Sheila G. Corvino
                                             ---------------------
                                             Sheila G. Corvino



    Dated: October 20, 2000